                   AMENDMENT NO. 10 TO CONTRACT
                             BETWEEN
                      DIRECTSAT CORPORATION
                     (HEREINAFTER "BUYER")
                               and
                   MARTIN MARIETTA CORPORATION
                    (HEREINAFTER "CONTRACTOR")


This Amendment is effective as of the 18th day of July 1996.
WITNESS THAT:

WHEREAS, DirectSat Corporation ("Buyer") and Martin Marietta Corporation ("Contractor"), mutually agree to amend the subject Contract to:

- -   revise ARTICLE 4 PAYMENT;

- -   revise ARTICLE 4A SPACECRAFT IN-ORBIT PAYMENT SECURITY;

- -   revise ARTICLE 20 ASSIGNMENT;

- -   revise the signature block.

NOW THEREFORE, in consideration of the mutual covenants and conditions contained herein, Buyer and Contractor agree to modify the Contract as follows:

ARTICLE 4 PAYMENT

Delete paragraph F-5 in its entirety and replace with the following:

F.5 The In-Orbit payments, including the interest thereon, will be secured by a written corporate guarantee provided by EchoStar Communications Corporation (ECC). The security will be provided no later than thirty
     (30) days after the signing of this amendment.

ARTICLE 4A. SPACECRAFT IN-ORBIT PAYMENT SECURITY

A.1 Delete in its entirety.

A.3 Add subparagraphs a and b as follows:

a. Effective December 31, 1996, and on each June 30th and December 31st thereafter (each a "Review Date"), provided that Buyer is not delinquent in any of its In-Orbit payments, Contractor shall perform the following calculation in order to determine the number of shares of preferred stock (if any), which shall be released free and clear from the Escrow. The formula shall be:

     "A - ((B x 1.5)/C) = D",

     Where:

     "A" is equal to the number of preferred shares in the Escrow on the applicable Review Date;

     "B" is equal to the total outstanding In-Orbit payments, plus interest, due to Contractor on the applicable Review Date for the First Two Flights, less $30 million;

     "C" is equal to the average of the closing price of a share of ECC Class A Common Stock as quoted on the NASDAQ (or such other national securities exchange on which ECC's Class A Common Stock is traded on the applicable Review Date) for the thirty business day period immediately preceding the applicable Review Date; and

     "D" is equal to the number of preferred shares to be released from Escrow.

b. In the event that "D" is equal to or less than zero, no shares shall be returned. In the event that "D" is greater than zero, Contractor shall cause the appropriate number of preferred shares to be released from escrow and returned within thirty (30) business days of the applicable Review Date.

ARTICLE 20 ASSIGNMENT

Add new paragraph C as follows:

C. Buyer consents to the assignment of this contract from Martin Marietta Corporation to Lockheed Martin Corporation effective as of January 29, 1996.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Contract.

DIRECTSAT CORPORATION              MARTIN MARIETTA CORPORATION

By:   /s/ David K. Moskowitz       By:   /s/ Peter H. Wiggett
      -----------------------            ----------------------
                                          Director Contracts
Title: Senior Vice President       Title: Astrospace Commercial
      -----------------------            ----------------------

Agreed as to the guarantee.

ECHOSTAR COMMUNICATIONS
CORPORATION

By:   /s/ David K. Moskowitz
      -----------------------

Title: Senior Vice President
      -----------------------